THE ADVISORS' INNER CIRCLE FUND II
                                 ABERDEEN FUNDS

                                   SCHEDULE C
                             DATED NOVEMBER 14, 2006
                            TO THE DISTRIBUTION PLAN
                               DATED MAY 31, 2000
                          AS AMENDED NOVEMBER 16, 2004

Subject to any limitations imposed by Rule 2830(d) of the NASDs Conduct Rules, the distributor shall receive Rule 12b-1 fees, which shall be paid on a monthly basis. These fees will be calculated based on the annual rate set forth below, as applied to the average daily net assets of the respective Portfolios.

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PORTFOLIO                                       CLASS OF SHARES         FEES
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Aberdeen Total Return Fixed Income Fund       Advisor Class Shares      0.25%
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Aberdeen Emerging Markets Fund                Advisor Class Shares      0.25%
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Aberdeen Global Equity Fund                   Advisor Class Shares      0.25%
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Aberdeen International Equity Fund            Advisor Class Shares      0.25%
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